MEMORANDUM OF AGREEMENT made this 13 day of December,1996.

BETWEEN:

          BROCKER INVESTMENTS LTD., a corporation incorporated pursuant to the laws of the Province of Alberta, having an office at Suite 504, 10169
          - 104 Street, Edmonton, in the Province of Alberta, T5J lA5, (fax no. 944-2554),

          (hereinafter referred to as the "Corporation")

                                                               OF THE FIRST PART

                                     - and -

          DES O'KELL, of 59 Dayton Cres. St. Albert AB. T8N4X8.


          (hereinafter referred to as the "Consultant")

                                                              OF THE SECOND PART


                          CONSULTING SERVICES AGREEMENT
                          -----------------------------

     WHEREAS the Corporation has agreed to retain the Consultant, and the Consultant has agreed to be retained by the Corporation, to provide consulting services to the Corporation of a nature hereinafter described;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants and agreements herein contained, it is hereby agreed by and between the parties hereto as follows:

1. The Consultant shall provide to the Corporation the consulting services (the "Services") in respect of the following matters:

     (a)  corporate  and  shareholder   communications  and  investor  relations
          including preparation of press releases and other material and responding to shareholder inquiries on a timely basis;

     (b)  public relations and promotional matters; and

     (c) corporate administration and record keeping, including intercorporate communications and handling accounts payable.

2. The Services shall be provided by the Consultant for an initial period of one
(1) year from the date hereof unless earlier terminated in accordance with paragraph 4 hereof.

3. In consideration of the provision of the Services, the Corporation agrees to pay the Consultant a bi-weekly retainer of $1,666.00 and reimburse the Consultant for his reasonable out-of-pocket expenses incurred in providing the Services, provided such expenses receive the approval of the Corporation prior to being incurred, and are evidenced by itemized receipts.

4. This agreement may be terminated by either party by providing thirty days prior written notice to the other party in the manner hereinafter provided.




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                                       -2-

5. Except as otherwise expressly provided for herein, each of the Consultant and the Corporation shall be responsible for and shall bear their own respective costs incurred in respect of either providing or receiving the Services.

6. The parties acknowledge and agree that the Consultant is an independent contractor.

7. All information provided to or obtained by the Consultant or its agents or associates in respect of the Corporation and its subsidiaries shall be treated as confidential and shall not be disclosed to any party without the prior written consent of the Corporation.

8. This agreement shall be subject to the approval of The Alberta Stock Exchange and such other regulatory bodies as may be required. The Consultant agrees to comply with all applicable securities legislation and regulations of The Alberta Stock Exchange and to execute and deliver to the Corporation a Personal Information Form.

9. Any notice required or permitted to be given or served by any of the provisions of this agreement shall be in writing and shall be delivered personally or may be mailed, postage prepaid, at any post office in Canada, by registered mail, or sent by prepaid telegram, telex, or facsimile addressed to the Corporation and the Consultant as herein set out above, and any notice given as aforesaid shall be deemed to have been given, if delivered when actually delivered, or, if mailed on the third business day after the date of mailing, or if telegraphed, telexed or faxed on the second business day after the date of telegraphing, telexing or faxing; provided that if mailed and there be, between the time of mailing and the actual receipt of the notice a mail strike, slowdown or other labour dispute which might affect the delivery of such notice, then such notice shall only be effective if actually delivered or if telegraphed, telexed or faxed.

10. Time is of the essence.

11. This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

12. This Agreement sets out the entire agreement between the parties respecting the subject matters hereof, and supersedes and replaces all prior or contemporaneous agreements, understandings or negotiations between the parties respecting the subject matters hereto.

13. The parties agree to execute such other documents and do such other things that may be reasonably required to give full force and effect to this Agreement.

     IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first first above written.

                                             BROCKER INVESTMENTS LTD.
BROCKER INVESTMENTS, LTD.
     Corporate Seal                          Per: /s/ ILLEGIBLE
            *                                     -----------------------------


/s/ ILLEGIBLE                                     /s/ Des O'Kell
-----------------------------                ----------------------------------
WITNESS                                      DES O'KELL



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